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                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ]   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ ]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[X]   Soliciting Material Pursuant to SS.240.14a-12

                          VENTURE CATALYST INCORPORATED
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction  applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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[  ]  Fee paid previously with preliminary materials.


[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

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      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing Party:

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      (4)   Date Filed:

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Filed by Venture Catalyst Incorporated pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934, as amended.

                       CHIEF EXECUTIVE OFFICER TO ACQUIRE
                          VENTURE CATALYST INCORPORATED

San Diego, California, May 14, 2002 - Venture Catalyst Incorporated ("VCAT") (OTCBB: VCAT), today announced that it has signed a definitive merger agreement (the "Merger Agreement") with L. Donald Speer, II, VCAT's Chief Executive Officer, Chief Operating Officer and Chairman of the Board, and Speer Casino Marketing, Inc. ("Speer Corporation"), a Delaware corporation wholly owned by Mr. Speer.

At a special meeting on May 13, 2002, the special committee of the Board of Directors of VCAT (the "Special Committee") determined that the Merger Agreement is fair to and in the best interests of the public stockholders of VCAT, unanimously approved the Merger Agreement and recommended that the Board of Directors of VCAT approve the Merger Agreement. At a subsequent meeting, the members of the Board, other than Mr. Speer who abstained from voting in light of his personal interest in the merger, determined that the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of the public stockholders of VCAT and unanimously approved the Merger Agreement.

The merger is subject to the approval of VCAT's shareholders and other closing conditions, including Speer Corporation obtaining financing for the purchase of the outstanding shares of VCAT common stock in connection with the merger. An additional condition to the proposed merger is that VCAT's outstanding obligations to two VCAT shareholders in the aggregate principal amount of $9,663,000 plus accrued interest (as of March 31, 2002) relating to a 1996 stock repurchase shall have been restructured to reduce the outstanding debt by more than $1,000,000.

Under the terms of the Merger Agreement, VCAT will merge into Speer Corporation, and Speer Corporation will be the surviving entity. Upon the completion of the merger, each issued and outstanding share of VCAT's common stock, other than shares held by Speer Corporation, treasury shares, and dissenting shares, will be converted into the right to receive $0.65 in cash and additional contingent payments, if earned, over the five year period following the effective date of the merger. The contingent payments for each year will be calculated based on the following: (i) the amount by which Speer Corporation's revenues from business relationships, arrangements and contracts with the Barona Group of Capitan Grande Band of Mission Indians (the "Barona Tribe") exceed certain specified thresholds, (ii) interest, dividends, sales proceeds and other payments earned by Speer Corporation in connection with securities held for investment by VCAT immediately prior to the closing of the merger, and (iii) specified percentages of sales proceeds, licensing fees and other payments earned by Speer Corporation in

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connection with the sale or license of VCAT's customer relations management software. The maximum contingent payments that may be paid to VCAT's shareholders may not exceed $45 million.

The Special Committee retained Houlihan Lokey Howard & Zukin ("Houlihan Lokey"), as its financial advisor: (i) to prepare a written strategic alternative study to evaluate VCAT's financial and strategic position and identify strategic alternatives, based upon VCAT's goal, to maximize shareholder value in VCAT, and
(ii) upon request by the Special Committee, to render an opinion as to the fairness, from a financial point of view, to the shareholders of VCAT (other than Mr. Speer), of the consideration to be received by VCAT's shareholders relating to a transaction identified by VCAT as a possible strategic alternative. Houlihan Lokey is a nationally recognized investment banking firm and, as part of its investment banking activities, is routinely engaged in the valuation of businesses and securities relating to mergers and acquisitions, private placements and valuations for corporate and other purposes. Houlihan Lokey delivered to the Special Committee its opinion, dated May 13, 2002, to the effect that, as of that date, based on and subject to the assumptions, limitations and qualifications set forth in its written opinion, the consideration to be received by the public shareholders of VCAT pursuant to the merger agreement was fair to the public shareholders, from a financial point of view.

The terms of the Merger Agreement and other matters relating to the merger will be described in greater detail in the proxy statement with respect to the merger and in a transaction statement on Schedule 13E-3 that will be filed with the Securities and Exchange Commission in connection with the merger.

About Venture Catalyst Incorporated
-----------------------------------

Venture Catalyst Incorporated is a service provider of gaming consulting, infrastructure and technology integration in the California Native American gaming market. Venture Catalyst Incorporated is located in San Diego, California.

For more information, contact Andrew Laub (858-385-1000/ir@vcat.com) for investor relations, or Kelly Jacobs (858-385-1000/kjacobs@vcat.com) for media and public relations.

Except for historical information contained within, this release includes certain forward-looking statements and projections, including forward-looking statements and information regarding VCAT, Speer Corporation, L. Donald Speer II, and the proposed merger, which involves a high degree of risk and uncertainty. These statements are based on management's belief, as well as assumptions made by, and information currently available to, management, and actual events may differ materially. While VCAT believes that its expectations are based upon reasonable assumptions, there can be no assurances that VCAT's plans, objectives and financial goals will be realized. Numerous factors (including risks and uncertainties) may affect VCAT's actual results and may cause its plans and objectives to differ materially from those expressed in the forward-looking statements made by or on behalf of VCAT. Some of these factors include inability to satisfy various conditions to the closing of the merger, including failure of VCAT's shareholders to approve the merger; the failure to obtain any regulatory approvals required in connection with the merger; transaction costs relating to the merger; the effect of the merger on key business relationships; dependence on and volatility of VCAT's revenues from the Barona Casino; the expectation of no revenues from VCAT's consulting agreement with the Barona Tribe; the ability of VCAT to return to profitability; VCAT's ability to recognize, develop and exploit additional business opportunities; to recognize strategically valuable and less valuable services; the ability to attract and retain key employees, including VCAT's Chairman and Chief Executive Officer, L. Donald Speer II; the development and existence of markets or customers as anticipated; and other factors detailed in VCAT's Form 10-KSB, Forms 10-QSB and other reports filed pursuant to the Securities

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Exchange Act of 1934, as amended. VCAT specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Investors and security holders are advised to read the proxy statement and related materials regarding the proposed merger when such documents become available, because they will contain important information. Such proxy statement will be filed with the Securities Exchange Commission (the "SEC") by VCAT. Investors and security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by VCAT by visiting the SEC's website at www.sec.gov. The proxy statements and related documents may
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also be obtained from VCAT by directing a request for the same to Venture
Catalyst Incorporated, 591 Camino de la Reina, Suite 148, San Diego, California 92108.

VCAT and its executive officers and directors may be deemed to be participants in the solicitation of proxies from VCAT's shareholders with respect to the Merger Agreement and the related transactions. Information regarding such officers and directors is included in VCAT's Annual Report filed on Form 10-KSB, filed with the SEC on October 10, 2001. This document may be obtained free of charge from the SEC's website at www.sec.gov, or from VCAT.
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